Exhibit 10.13

                        ASSIGNMENT OF LEASE

     THIS ASSIGNMENT, made and effective this 1st day of January, 1998, by PLASTICS MFG. COMPANY, a Wisconsin corporation, whose post office address is W190 N11701 Moldmakers Way, Germantown, Wisconsin 53022 (hereinafter referred to as the "Assignor"), to TECSTAR MFG. COMPANY, a Wisconsin corporation, whose post office address is W190 N11701 Moldmakers Way, Germantown, Wisconsin 53022 (hereinafter referred to as the "Assignee").

                       W I T N E S S E T H :

     FOR VALUE RECEIVED, the Assignor hereby grants, transfers and assigns to the Assignee its lease of space in the real estate described as W190 N11701 Moldmakers Way, Germantown, Wisconsin 53022 (the "Premises") which is now or hereafter in effect (the "Lease"), together with any and all extensions and renewals thereof, as described in the Lease attached as Exhibit "A".

     1. ASSIGNMENT. This Assignment is made to transfer Assignor's obligations under the Lease to Assignee, its wholly owned subsidiary.

     2. OBLIGATIONS OF ASSIGNEE. Assignee agrees to abide by the terms and conditions of the Lease, including, but not limited to, the timely payment of rent, taxes and utilities. Assignee further agrees to abide by all laws, rules and regulations relating to the Premises and shall keep the Premises insured against liability for injury or death to persons and loss or damage to the Premises.

     3. NO LIABILITY FOR THE ASSIGNOR. All actions taken by the Assignor pursuant to this Assignment shall be taken for the purposes of protecting the Assignor's assets and interest in the Premises and the Assignee hereby agrees that nothing herein contained and no actions taken by the Assignor pursuant to this Assignment shall in any way alter or impact the obligation of the Assignee to pay the owner the sums required by its Lease obligations. The Assignee hereby waives any defense or claim that may now exist or hereinafter arise by reason of any action taken by the Assignor pursuant to this Assignment.

     4. ASSIGNEE TO HOLD ASSIGNOR HARMLESS. Except for liability, loss or damage caused by Assignor's negligence, the Assignee shall and does hereby agree to indemnify and to hold the Assignor harmless of and from any and all liability, loss or damage which it may or might incur under said Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said Lease. Should the Assignor incur any such liability, or any costs or expenses in the defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorney's fees, shall be reimbursed to the Assignor by the Assignee therefor immediately upon demand.

     5. SATISFACTION. Upon the payment in full of all indebtedness due and owing to Landlord from Assignee, including any renewals or extensions of the Lease, this Assignment shall, without the need for any further satisfaction or release, become null and void and be of no further effect.

     6. CONTINUING RIGHTS. The rights and powers of the Assignor or any receiver hereunder shall continue and remain in full force and effect until all obligations under the Lease are paid in full or fully performed.

     IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment of Lease to be executed as of the date first above written.

                                      PLASTICS MFG. COMPANY,
                                      a Wisconsin corporation, Assignor

                                      By:  MARK G. SELLERS
                                           Mark G. Sellers, President

                                      By:  SCOTT W. SCAMPINI
                                           Scott W. Scampini,
                                           Executive Vice President

                                      TECSTAR MFG. COMPANY,
                                      a Wisconsin corporation, Assignee

                                      By:  MARK G. SELLERS
                                           Mark G. Sellers, President

                                      By:  SCOTT W. SCAMPINI
                                           Scott W. Scampini,
                                           Executive Vice President

                                      APPROVED AND CONSENTED TO BY
                                      LESSOR:
                                      MOLDMAKERS LEASING & INVESTMENTS
                                      LIMITED PARTNERSHIP, L.L.P.

                                      By:  MARK G. SELLERS
                                           Mark G. Sellers, President


                                      By:  JEFFREY E. CALLEN
                                           Jeffrey E. Callen, Partner


                                      By:  BRIAN CONRAD
                                           Brian Conrad, Partner

                                      By:  SCOTT W. SCAMPINI
                                           Scott W. Scampini, Partner

 STATE OF WISCONSIN      )
                         ) SS
 COUNTY OF WASHINGTON    )

     The foregoing instrument was acknowledged before me this
 1ST   day of  JANUARY   ,  1999 by Mark G. Sellers, the President
 and Scott W. Scampini, the Executive Vice President of Plastics Mfg. Company, a Wisconsin corporation on behalf of the corporation.


                              SANDRA J. GIERACH
                              Notary Public, State of Wisconsin
                              My Commission:  EXP. 10/31/99

 STATE OF WISCONSIN      )
                         ) SS
 COUNTY OF WASHINGTON    )

     The foregoing instrument was acknowledged before me this   1ST
 day of JANUARY , 1999 by Mark G. Sellers, the President and Scott W. Scampini, the Executive Vice President of TecStar Mfg. Company, a Wisconsin corporation on behalf of the corporation.


                              SANDRA J. GIERACH
                              Notary Public, State of Wisconsin
                              My Commission:  EXP. 10/31/99

 THIS DOCUMENT WAS DRAFTED BY:
 Jynine A. Strand
 Niebler, Pyzyk & Wagner
 P.O. Box 444
 Menomonee Falls, WI 53052-0444

                               LEASE

     THIS LEASE, made effective the 1st day of August, 1997, by and between MOLDMAKERS LEASING & INVESTMENTS LIMITED PARTNERSHIP, L.L.P. (hereinafter called "Landlord") and PLASTICS MFG. COMPANY, a Wisconsin corporation (hereinafter called "Tenant");

                            WITNESSETH:

     It is agreed by and between the parties, each in consideration of the covenants and agreements of the other:

 1. THE LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant leases from Landlord, a portion of the premises located at W190 N11701 Moldmakers Way, in Germantown, Wisconsin, such portion consisting of approximately 62,400 square feet of shop and office space (the "Leased Premises").

 2. TERM OF LEASE. The term of this lease shall be for The Initial Term of ten (10) years, commencing on August 1, 1997, and terminating on July 31, 2006. This Lease shall automatically renew thereafter on a year-to-year basis unless one party gives to the other written notice ninety (90) days prior to a lease year end.

 3. RENT. Tenant shall pay Landlord according to the following schedule:

     Base Rent:PERIOD OF 8-01-97 THROUGH 1-31-98:

     Total amount for the period of $60,165.44

     PERIOD OF 2-01-98 THROUGH 11-30-98:

     $17,000.00/month

     PERIOD OF 12-01-98 THROUGH END OF INITIAL TERM:

     $30,000.00/month

 MONTHLY RECONCILIATION INVOICE - BASE RENT ADJUSTMENT:

     The Base Rent agreed to in this Lease is subject to adjustment on a monthly basis as provided in this paragraph. The current Base Rent is calculated on a pass through basis, the rent being defined as 105% of 75% of the Landlord's debt service. If and to the extent the debt service (defined as principal, interest and any other reasonable out of pocket costs of financing paid by Landlord) changes, either upward or downward, then the rent shall be adjusted on a per month basis to provide for that adjustment. An invoice will be sent from Landlord to Tenant for any difference between the amount of monthly Base Rent paid by Tenant and 75% of the total actual monthly cost of financing to the Landlord, including any additional amounts due because of fluctuations in interest rates and/or any other costs or fees. Tenant has fifteen
 (15) days from date of this Monthly Reconciliation Invoice to make full payment of any additional amounts due.

 Said payments shall be made at Landlord's office in the building or at such other place as Landlord may from time to time designate by notice to Tenant.

 Unpaid rent shall bear interest at the rate of the prime rate of interest plus three (3) points as charged by the Firstar Bank, N.A., of Milwaukee, Wisconsin from the date due until paid. Time is of the essence in this lease. Tenant agrees to do and perform each and every covenant, agreement and obligation to be performed by Tenant hereunder. This covenant to pay rent shall be independent from any other covenant set forth in this lease.

 4. TAXES. Tenant agrees to pay as additional rent to Landlord 75% of all real property taxes and assessments and water and sewer use charges which may be levied or assessed by any lawful authority for each calendar year or partial calendar year during the term hereof against Tenant's proportionate share (75%) against the land and buildings compromising the demised premises. Should any governmental agency or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the parties hereto, either by way of substitution for taxes and assessments presently levied and assessed against the real estate, as well as, the improvements thereon, or in addition thereto, including, but not limited to, any tax or assessment levied assessed or imposed upon or measured by the rental payable hereunder (other than Landlord's personal income tax or any estate tax or inheritance tax) such taxes and/or assessments shall be deemed to constitute a tax and/or assessment upon the real estate, as well as, the improvements thereon for the purpose of this section and shall be paid by Tenant.

      At Landlord's option Tenant's proportionate share of all real property taxes and assessments during the term hereof shall be paid in advance in monthly installments, estimated by Landlord to be equal to 1/12{th} of the Tenant's annual obligation for such taxes and assessments, on the first day of each calendar month. Within ninety (90) days after the end of each calendar year during the term, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such taxes and assessments for the year in question. Within fifteen (15) days after the rendition of each such statement to Tenant by Landlord, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, the difference between the estimated payments actually made by Tenant for the year in question and Tenant's correct proportionate share of such taxes and assessments for such year, as shown on such statement. For the calendar years in which this Lease commences and terminates, the provisions of the paragraph shall apply, and Tenant's liability for any taxes and assessments for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments assessed or levied against the property to which such bill relates. From time to time hereafter, Landlord shall notify Tenant in writing of adjustments to Tenant's monthly installments due hereunder, and Tenant shall adjust its installment payments accordingly. Landlord's and Tenant's obligations under this paragraph shall survive the expiration of the term of this Lease.

 5. TENANT TO COMPLY WITH LAWS. Tenant will not use or occupy the leased premises for any unlawful purpose and will obey all present and future laws, ordinances, regulations, and orders of the United States, the Village of Germantown, the County of Washington and the State of Wisconsin, or any agency or subdivision thereof, relating to the leased premises. Tenant will not conduct any activity or place any equipment in the leased premises which will increase the fire insurance rate on the building.

 6. SUBLETTING AND ASSIGNMENT. Tenant will not sublet the leased premises, or any part thereof, or transfer or assign this lease without prior written consent of Landlord. Provided, however, that such consent shall not be necessary for assignment or sublease to an affiliate or wholly owned subsidiary of Tenant.

 7. UTILITIES. Landlord shall not pay any utilities furnished to the leased premises. Tenant shall pay for all utilities furnished to the leased premises, including, but not limited to, electricity, gas, telephone, and water.

 8. LANDLORD'S RIGHT OF ENTRY. Landlord may, at reasonable times, enter the leased premises for inspection thereof, and within thirty (30) days of the end of the term, or any extensions thereof, may place "For Rent" or "For Sale" notices on the leased premises; provided that such entry shall not unreasonably interfere with Tenant's business operation.

 9. REPAIRS AND MAINTENANCE. Landlord shall, at its expense, keep and maintain in good repair the exterior and structural portions of the building. Nothing in this lease shall be construed to prohibit or impair the right of Landlord at anytime to construct additions to the building. Tenant shall, at its expense, keep and maintain in good repair the interior portion of the leased premises, including glass therein, and all areas in the building used in common by Tenant and any other persons whatsoever. At the termination of this lease, Tenant shall leave the leased premises in as good condition as at the beginning of said term, ordinary wear and tear and damage by the elements excepted.

 10. SIGNS. Tenant may paint, erect, hang or place upon the exterior of the building only such signs and other advertising displays as are approved by Landlord. Tenant may place such identification signs in the common areas of the building as may be consented to by Landlord.

 11.  INSURANCE.

     A. PUBLIC LIABILITY INSURANCE. At all times during the term of this Lease, the Tenant shall at its sole cost and expense, maintain in force and effect comprehensive public liability insurance insuring against liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the premises. Such liability insurance shall be in amounts of not less than $1,000,000 / $1,000,000 for bodily injury and $500,000 / $500,000 for property damage. Landlord shall be named as an additional insured in any such policy of insurance.

     B. CASUALTY INSURANCE. Tenant shall, at its sole cost and expense, keep the premises insured against loss by fire or other casualty with extended coverage in an amount equal to the full replacement cost thereof, and in an amount sufficient to avoid any co-insurance penalty. Landlord shall be named as an additional insured under such policy of insurance as its respective interest may appear. Tenant shall be responsible for insuring its own personal property on the premises.

     C. CERTIFICATES OF INSURANCE. A certificate issued by the insurance carrier for each policy of insurance required to be carried and maintained by any party hereunder shall be delivered to the other party promptly after the commencement of this Lease. Each of said certificates of insurance, and each such policy of insurance required to be maintained hereunder, shall expressly evidence the insurance coverage and waivers of subrogation required by this Lease and shall contain an endorsement or provisions requiring not less than ten (10) days written notice to the other party prior to the cancellation, diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question.

     D. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, neither party shall be liable to the other for any loss or damage to property or injury to, or death of persons occurring on the premises or the adjoining properties, parking areas, sidewalks, streets, alleys or passageways, or in any manner going out of or in connection with the Tenant's use and occupancy of the premises or the condition thereof, or of adjoining parking areas, streets, sidewalks, alleys or passageways caused by the negligence or fault of the other, their respective agents, employees, subtenants, licensees, assignees or invitees. Tenant hereby waives all right of recovery against Landlord, its agents, employees, subtenants, licensees, assignees or invitees for any such loss or damage to property or injury to, or death of, any persons and agrees to cause its respective insurance policies to contain waiver of subrogation provisions reflecting the waivers of liability described in this paragraph.

     E. PROCEEDS. In the event of any casualty for which insurance proceeds are available, said proceeds shall be delivered to the owner of the property damaged thereby for which insurance is available which, in the case of the building shall be the Landlord, and in the case of Tenant's personal property shall be the Tenant.

 12. HOLD-HARMLESS CLAUSE. Tenant agrees to and hereby does indemnify and hold harmless the Landlord and his property from and against any loss, damage, or liability occasioned by or resulting from any default hereunder, or any tortious or negligent act on the part of the Tenant, its agents or employees or persons permitted on the leased premises by the Tenant.

 13. DAMAGE OR DESTRUCTION. If any of the leased premises or the building is rendered untenantable by fire or other casualty, Landlord may elect:

     1. (a) To terminate this lease as of the date of the fire or casualty by notice to Tenant within sixty (60) days after that date; or

         (b) To repair, restore or rehabilitate the building or the leased premises at Landlord's expenses, in which event this lease shall not terminate.

     2. In the event the lease is not terminated pursuant to this provision, rent shall abate on a per diem basis during the period of untenantability. In the event of termination of this lease pursuant to Section 1(a), rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that the leased premises are partially damaged by fire or other casualty but are not wholly untenantable, the Landlord shall, except if the building has been substantially damaged and the Landlord has elected not to restore, proceed with due diligence to repair and restore the leased premises, and the rent shall abate in proportion to the non-usability of the leased premises during the period of untenantability.

 14. CONDEMNATION. If all of the leased premises shall be taken or condemned by any public authority or utility, or sold to avoid such condemnation, this lease shall terminate. If only part of the leased premises are so taken, condemned, or sold, Tenant shall have the right to terminate this lease by notice given to Landlord within thirty (30) after the condemnation judgment is entered, or in case of sale, within thirty (30) days after Landlord notifies Tenant of such sale. Any termination provided for in this paragraph 14 shall become effective as of the date judgment is satisfied by payment of the award, or in case of sale, as of the date of delivery of deed. In the event of any termination as aforesaid, Tenant shall have no claim against the public authority or utility or Landlord, except for a portion of such award or sale price not in excess of 50% of the unamortized cost of improvements made with Landlord's written consent in, to, or upon the leased premises by Tenant, on a depreciation basis of no longer than ten
      (10) years. If the leased premises are only partially taken, condemned, or sold as aforesaid, and Tenant does not give
      Landlord a termination notice when and as heretofore provided, then this lease shall continue, and Tenant shall have no claim against the public authority or utility or Landlord for any portion of the award or sale price and shall be entitled to no compensation or claim for unamortized cost of improvements or otherwise, except that the rent for the balance of the term and any extension thereof shall be prorated, based on the percentage of the leased premises so taken, condemned, or sold.

 15. BANKRUPTCY, ETC. If a receiver or trustee in voluntary or involuntary insolvency (including assignment for the benefit of creditors) or bankruptcy proceedings be appointed for Tenant and such appointment is not vacated within ten (10) days thereafter, or if Tenant petitions for corporate reorganization, or otherwise seeks an arrangement with creditors under any insolvency or bankruptcy law, or if any execution or attachment against Tenant be unsatisfied or unsecured by adequate corporate security bond or cash security for more than ten (10) days, Landlord may, at its option, in any of such events, terminate this lease, and re-enter and resume possession of the leased premises. In the event of such termination, Landlord shall be entitled to recover as liquidated damages for such breach an amount equal to the difference between (a) the then cash value of the rent reserved hereunder for the unexpired portion of the lease term, and (b) the then cash value of the leased premises for such unexpired portion of the lease term.

 16. HOLDING-OVER UPON TERMINATION OF LEASE. If Tenant continues to occupy the leased premises after the last day of the term hereof, if this lease is not renewed or extended, and Landlord elects to accept rent thereafter, a tenancy from month to month shall be created and not a holdover tenancy from year-to-year.

 17. QUIET POSSESSION. Landlord covenants that it has the right and title to make this lease for the term hereof; it will put Tenant into complete and exclusive possession of the leased premises, and if Tenant shall pay the rental and perform all of the covenants, terms and conditions of this lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably, and quietly occupy and enjoy the full possession of the leased premises, without molestation or hindrance from any source, other than condemnation.

 18. LEGAL COST AND EXPENSES. Tenant shall pay and discharge all costs, expenses and attorneys fees, which shall be incurred and expended by the Landlord in enforcing the covenants and agreements under this lease.

 19. NOTICES. All notices, consents, demands, presentations, and requests which may be or are required to be given by either party to the other shall be in writing and shall be sent by Untied States registered or certified mail, with return receipt requested, addressed as follows:

          TO LANDLORD:  Moldmakers Leasing & Investments Limited
                        Partnership, L.L.P.
                        W188 N11707 Maple Road
                        Germantown, WI 53022

          TO TENANT:    Plastics Mfg. Company
                        W190 N11701 Moldmakers Way
                        Germantown, WI 53022


          The date shown on the return receipt as of the date on which said registered or certified mail is received by the addressee shall be conclusively deemed to be the date on which a notice, consent, demand, presentation, or request is given or made. A party's address may be changed at any time or from time to time by notice given to the other party as herein provided.

 20. SUBORDINATION TO MORTGAGES. This lease is subject and subordinate to all present or future mortgages and/or deeds of trust which may now or hereafter affect the real estate of which the leased premises form a part, and to all renewals and extensions thereof. In confirmation of such subordination, Tenant shall execute promptly any appropriate certificate which Landlord may request. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificates for or on behalf of Tenant.

 21. WAIVER. One or more waivers of any provision of this lease by either party shall not be construed as a waiver of a further breach of the same provision.

 22. LANDLORD'S REMEDIES. All rights and remedies given to Landlord shall be distinct, separate, cumulative, and none shall exclude any other right or remedy allowed by law.

 If Tenant defaults on payment of rent (including any additional rental payment hereunder), and Tenant does not cure the default within ten
 (10) days after written demand for payment of such rent, or if Tenant defaults in the prompt and full performance of any other provisions of this lease, and Tenant does not cure the default within thirty (30) days after written demand by Landlord that the default be cured
 (unless the default includes a hazardous condition, which shall be cured forthwith), Landlord gives Tenant notice to vacate on or before at least fourteen (14) days after the giving of such notice, or if Tenant shall be adjudicated bankrupt, insolvent, or make any assignment for the benefit of creditors, or a trustee or receiver is appointed for Tenant or any part of Tenant's property, or if the leasehold interest of the Tenant be levied upon under execution or be attached by process of law, or if Tenant abandons the premises, then and in any such event Landlord may, if Landlord so elects, but not otherwise, with or without notice or demand, elect to terminate this lease and Tenant's right to possession of the premises, or, without terminating this lease, to forthwith terminate Tenant's right to possession of the premises and in either case the Landlord may re-enter the premises, remove Tenant and its property and repossess the premises and may relet the same after making such repairs and doing such remodeling as Landlord deems reasonable to relet the premises. Tenant is not released of liability for rent (including any additional rent payment hereunder) or damages because the Landlord repossesses the premises or pursues any other remedy available to it. Landlord shall apply the money derived from reletting to the rent due or to become due on this lease and to the cost of repairing, remodeling, showing and advertising of the premises for the purpose of reletting, including commissions incurred by Landlord in connection with such reletting and attorneys fees and other expenses incurred by Landlord in connection with enforcing this lease, and the Tenant shall remain liable for any deficiency and agrees to pay the same. Landlord, in the event of such repossession may at the end of the calendar month during the remaining term demand, be entitled to receive and sue for, the monthly rent together with all expenses incurred in attempting to relet if the premises are not relet, and if relet, the deficiency resulting monthly from such reletting. Landlord's right to bring action shall be multiple and several. Action brought to recover the amount due for any month shall not prejudice or bar Landlord from subsequent actions to recover the amount due for any subsequent month.

 23. SECURITY DEPOSIT. Tenant shall pay the Landlord the sum of Five Thousand Dollars ($5,000.00) as a security deposit which may be retained by the Landlord as security for the full performance of all the terms and conditions of this Lease on the part of Tenant to be performed, other than payment of rent. The deposit may not be used by the Tenant for payments and shall be returned by the Landlord to the Tenant upon completion by the Tenant of all the terms and conditions of the Lease. Landlord may apply amounts of this security deposit to cure any breach other than nonpayment.

 24. HEADINGS. Any headings preceding the text of the paragraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this lease or affect its meaning, construction, or effect.

 25. ENTIRE AGREEMENT. This lease constitutes the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

 26. CONTROLLING LAW. This lease shall be construed in accordance with the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, this Lease is hereby executed the day and year first written above.

 LANDLORD:                         TENANT:



 MOLDMAKERS LEASING & INVESTMENTS     PLASTICS MFG. COMPANY
 LIMITED PARTNERSHIP, L.L.P.


 By:  MARK SELLERS                 By:  MARK SELLERS
      Mark Sellers, Partner             Mark Sellers, President


 By:  JEFFREY CALLEN               By:  SCOTT SCAMPINI
      Jeffrey Callen, Partner           Scott Scampini,
                                         Executive Vice President

 By:  BRIAN P. CONRAD
      Brian P. Conrad, Partner


 By:  SCOTT SCAMPINI
      Scott Scampini, Partner